                                                                     EXHIBIT 3.1

                               State of Delaware
                                                                    Page 1

                       Office of the Secretary of State

                       --------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "MAGNA ENTERTAINMENT CORP.", FILED IN THIS OFFICE ON THE FIRST DAY OF MARCH, A.D. 2000, AT 12:30 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEWCASTLE COUNTY RECORDER OF DEEDS.


                  "Seal of the Secretary     /s/ Edward J. Freel
                  of State of Delaware"      -----------------------------------
                                             Edward J. Freel, Secretary of State

3012223 8100                                           AUTHENTICATION:   0289218
001103746                                                        DATE:  03-01-00

                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                           MAGNA ENTERTAINMENT CORP.
                           -------------------------

MAGNA ENTERTAINMENT CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

FIRST: That the Board of Directors of said corporation, by written consent, filed with the minutes of the board, adopted resolutions setting forth a proposed restatement to the Certificate of Incorporation, as filed pursuant to section 245 of the General Corporation Law of the State of Delaware (the "GCL") on 4 March 1999 under the name MI Venture Inc., as amended by the Certificate of Amendment of the Corporation filed 30 August 1999, as amended by the Certificate of Amendment of the Corporation filed 4 November 1999, as amended by the Certificate of Amendment of the Corporation filed 8 November 1999, as amended by the Certificate of Amendment of the Corporation filed 26 January 2000 and as amended by the Certificate of Amendment of the Corporation filed 29 February 2000 (the "Certificate of Incorporation"), declaring said restatement and integration of the Certificate of Incorporation to be advisable.

SECOND: That this Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this Corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

THIRD: That in lieu of a meeting and vote of stockholders, a majority of the stockholders have given their written consent to the said restatement and integration of the Certificate of Incorporation and notice of said restatement and integration of the Certificate of Incorporation will be given to the other stockholders in accordance with the provisions of sections 228 and 245 of the GCL.

FOURTH:   That the aforesaid restatement and integration of the Certificate of
Incorporation was duly adopted in accordance with the applicable provisions of sections 228 and 245 of the GCL.

FIFTH:   Said restatement and integration of the Certificate of Incorporation is as follows:


FIRST:   The name of the Corporation is MAGNA ENTERTAINMENT CORP.

SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the GCL"), and in general, to possess and exercise all the powers and privileges granted by the GCL or by any other law of Delaware or this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary to the interest, promotion or attainment of the business or purposes of the Corporation.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is four hundred million (400,000,000) shares, par value, $0.01 per share, three hundred and ten million (310,000,000) of which shall be "Class A Subordinate Voting Stock" and ninety million (90,000,000) of which shall be "Class B Stock". The rights, privileges, restrictions and conditions attaching to the Class A

Subordinate Voting Stock and the Class B Stock are as follows:

                  (a) Rights, privileges, restrictions and conditions attaching to the Class A Subordinate Voting Stock.
                           -------------------------------------------------

                  (i)      Voting.
                           ------

                           The Class A Subordinate Voting Stock shall carry and be entitled to one (1) vote per share at all meetings of the stockholders of the Corporation, except a meeting of the holders of only a particular class or series of stock other than the Class A Subordinate Voting Stock.

                  (ii)     Dividends.
                           ---------

                           The holders of the Class A Subordinate Voting Stock shall be entitled to receive such dividends as may from time to time be declared thereon by the Board of Directors. Subject to paragraph (a)(iii) below, each
                                                 ------------------
                           share of Class A Subordinate Voting Stock shall participate equally as to dividends with each share of Class B Stock without preference, priority or distinction. Subject to paragraph (a)(iii) below, no
                                                   ------------------
                           dividend shall at any time be declared or set aside or paid on the Class B Stock unless, on the same date, a dividend in the same amount per share (to the extent that such dividend is payable in cash) or identical property of equal value per share (to the extent that such dividend is not payable in cash), as the case may be, is declared to be payable on the Class A Subordinate Voting Stock, which dividend shall be payable on the same date as that declared on the Class B Stock. The holders of the Class A Subordinate Voting Stock shall not be entitled to any dividends other than or in excess of the dividends hereinbefore provided for in this paragraph (a)(ii).
                                                             -----------------

                  (iii)    Stock Dividends.
                           ---------------

                           Notwithstanding the provisions of paragraph (a)(ii)
                                                             -----------------
                           above contemplating the declaration or payment of dividends in identical property, the Board of Directors may, in declaring simultaneous dividends on both the Class A Subordinate Voting Stock and the Class B Stock, cause the dividend on the Class A Subordinate Voting Stock to be payable in Class A Subordinate Voting Stock and the dividend on the Class B Stock to be payable in Class A Subordinate Voting Stock or in Class B Stock, but no dividend payable in Class B Stock shall be declared on the Class A Subordinate Voting Stock.

                  (iv)     Subdivision or Consolidation
                           ----------------------------

                           Neither the Class A Subordinate Voting Stock nor the Class B Stock shall be subdivided, consolidated, reclassified or otherwise changed unless, contemporaneously therewith, the other class of shares is subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner.

                  (v)      Dissolution.
                           ------------

                           In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its stockholders for the purpose of winding-up its affairs, all the property and assets of the Corporation available for distribution to the holders of the Class A Subordinate Voting Stock or the Class B Stock shall be paid or distributed equally, share for share, to the holders of the Class A Subordinate Voting Stock and the Class B Stock, respectively, without preference, priority or distinction.

                  (vi)     Amendment.
                           ----------

                           This Certificate of Incorporation may be amended to add, delete or vary any right, privilege, restriction or condition attaching to the Class A Subordinate Voting Stock which does not adversely affect the rights of the holders of Class A Subordinate Voting Stock without the separate approval of the holders of the Class A Subordinate Voting Stock. Any amendment to the Certificate of Incorporation to create stock ranking in priority to or on a parity with the Class A Subordinate Voting Stock shall be deemed not to adversely affect the rights of the holders of Class A Subordinate Voting Stock and may be made without the separate approval of the holders of the Class A Subordinate Voting Stock. Any amendment to this Certificate of Incorporation to add, delete or vary any right, privilege, restriction or condition attaching to the Class A Subordinate Voting Stock which adversely affects the rights of the holders of Class A Subordinate Voting Stock may be made only with the separate approval of the holders of the Class A Subordinate Voting Stock given:

                           (A)     in accordance with paragraph (a)(vii) below;
                                                      ------------------
                                   and

                           (B)     in writing by the holders of all the
                                   outstanding Class A Subordinate Voting Stock or by a resolution authorized by at least two-thirds (2/3rds) of the votes cast at a separate meeting of the holders of the Class A Subordinate Voting Stock duly called and held for that purpose upon not less than twenty-one (21) days' notice, such meeting to be held and such notice to be given in accordance with the by-laws of the Corporation in that regard, provided that each holder of a share of Class A Subordinate Voting Stock shall be entitled to one (1) vote at such meeting in respect of each share of Class A Subordinate Voting Stock held by such holder.

                           Any approval given as aforesaid shall be in addition to any other consent or approval required by applicable law.

                  (vii)    Elections and Approval.
                           ----------------------

                           Any election or approval by the holders of the Class A Subordinate Voting Stock voting separately as a class as contemplated or required herein shall mean the election by, or approval given by, a majority of the votes cast at a meeting of such holders other than the votes attaching to the Class A Subordinate Voting Stock beneficially owned, directly or indirectly, by Magna International Inc. and its successors ("Magna") or any of its affiliates or by any person who, by agreement, is acting jointly with Magna or any such affiliate, or over which Magna, any of its affiliates or any such person exercises direct or indirect control. "Affiliate" and "control" shall have the meanings specified in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or any successor rule.

                  (b) Rights, privileges, restrictions and conditions attaching to the Class B Stock.
                           -----------------------------------------------------

                  (i)      Voting.
                           ------

                           The Class B Stock shall carry and be entitled to twenty (20) votes per share at all meetings of the stockholders of the Corporation, except a meeting of the holders of only a particular class or series of stock other than the Class B Stock.

                  (ii)     Dividends.
                           ---------

                           The holders of the Class B Stock shall be entitled to receive such dividends as may from time to time be declared thereon by the Board of Directors. Subject to paragraph (b)(iii) below, each share of Class B
                              ------------------
                           Stock shall participate equally as to dividends with each share of Class A Subordinate Voting Stock without preference, priority or distinction. Subject to paragraph (b)(iii) below, no dividend shall at any
                              ------------------
                           time be declared or set aside or paid on the Class B Stock unless, on the same date, a dividend in the same amount per share (to the extent that such dividend is payable in cash) or identical property of equal value per share (to the extent that such dividend is not payable in cash), as the case may be, is declared to be payable on the Class A Subordinate Voting Stock, which dividend shall be payable on the same date as that declared on the Class B Stock. The holders of the Class B Stock shall not be entitled to any dividends other than or in excess of the dividends hereinbefore provided for in this paragraph
                                                                       ---------
                           (b)(ii).
                           -------

                  (iii)    Stock Dividends.
                           ---------------

                           Notwithstanding the provisions of paragraph (b)(ii)
                                                             -----------------
                           above contemplating the declaration or payment of dividends in identical property, the Board of Directors may, in declaring simultaneous dividends on both the Class A Subordinate Voting Stock and the Class B Stock, cause the dividend on the Class A Subordinate Voting Stock to be payable in Class A Subordinate Voting Stock and the dividend on the Class B Stock to be payable in Class A Subordinate Voting Stock or in Class B Stock, but no dividend payable in Class B Stock shall be declared on the Class A Subordinate Voting Stock.

                  (iv)     Subdivision or Consolidation
                           ----------------------------

                           Neither the Class B Stock nor the Class A Subordinate Voting Stock shall be subdivided, consolidated, reclassified or otherwise changed unless, contemporaneously therewith, the other class of shares is subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner.

                  (v)      Dissolution.
                           -----------

                           In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its stockholders for the purpose of winding-up its affairs, all the property and assets of the Corporation available for distribution to the holders of the Class B Stock or the Class A Subordinate Voting Stock shall be paid or distributed equally, share for share, to the holders of the Class B Stock and the Class A Subordinate Voting Stock, respectively, without preference, priority, or distinction.

                  (vi)     Conversion Right.
                           -----------------

                           The Class B Stock may, upon and subject to the terms and conditions hereinafter set forth, be converted at any time by the holder or holders thereof into fully-paid and non-assessable Class A Subordinate Voting Stock of the Corporation on the basis of one
                           (1) share of Class A Subordinate Voting Stock for each share of Class B Stock; provided, however, that in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, such right of conversion shall cease and expire at noon on the business day next preceding the date of such liquidation, dissolution or winding-up.

                  (vii)    Conversion Procedure.
                           ---------------------

                           A holder of the Class B Stock desiring to convert some or all of his Class B Stock into Class A Subordinate Voting Stock in accordance with the foregoing shall surrender the certificate or certificates representing the Class B Stock which such holder desires to be converted to the Corporation at its registered office or to the transfer agent, if any, for the Class B Stock, together with a written request for such conversion in such form and with such verification of signature, as the Board of Directors may from time to time require.

                  (viii)   Issuance of Class B Stock.
                           -------------------------

                           The Board of Directors shall not authorize the issuance of any

                           Class B Stock (other than in connection with a stock dividend) without the prior approval of the holders of the Class B Stock given by ordinary resolution, voting as a separate class.

                  (ix)     Amendment.
                           ---------

                           This Certificate of Incorporation may be amended to add, delete or vary any right, privilege, restriction or condition attaching to the Class B Stock or to create Stock ranking in priority to or on a parity with the Class B Stock, but only with the approval of the holders of the Class B Stock given in writing by the holders of all of the outstanding Class B Stock or by a resolution authorized by at least two-thirds (2/3rds) of the votes cast at a separate meeting of the holders of the Class B Stock duly called and held for that purpose upon not less than twenty-one (21) days' notice, such meeting to be held and such notice to be given in accordance with the by-laws of the Corporation in that regard, provided that each holder of a share of Class B Stock shall be entitled to twenty (20) votes at such meeting in respect of each share of Class B Stock held by such holder.

                           Any approval given as aforesaid shall be in addition to any other consent or approval required by applicable law.

FIFTH:            The name and mailing address of the incorporator is:

                                    J. Brian Colburn
                                    337 Magna Drive
                                    Aurora, Ontario L4G 7K1
                                    Canada


SIXTH:            The Corporation is to have perpetual existence.


SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and in the by-laws of the Corporation, and all rights conferred upon stockholders hereby are granted subject to this reservation.

TENTH: To the fullest extent permitted by the GCL as it exists on the date hereof or as it may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article TENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ELEVENTH:         CORPORATE CONSTITUTION

Definitions
-----------

1.   As used in these Articles, unless the context otherwise requires:

     (a) "Affiliate" means any of the Corporation's affiliates, subsidiaries or any body corporate, partnership or other entity over which the Corporation or its subsidiaries have a fifty per cent ownership interest or greater;

     (b) "After Tax Profits" means the Net income or Net loss of the Corporation as set forth in its audited Consolidated Statement of Income or Loss for each Year, adjusted to deduct extraordinary gains or gains which arise from the disposal by the Corporation of existing businesses or fixed assets as set forth in its audited Consolidated Statement of Income or Loss;

     (c) "Corporate Management" collectively means Executive Management and any other individual employed by the Corporation that Executive Management determines from time to time to be a member of Corporate Management;

     (d) "Executive Management" collectively means the chief executive officer, the president, the chief operating officer and the chief financial officer of the Corporation and any other individual employed by the Corporation that the Board determine from time to time to be a member of Executive Management;

     (e) "Pre-Tax Profits" means After-Tax Profits, adjusted to add back the provisions for income taxes and minority interests or to deduct the recoveries for income taxes and minority interests as set forth in the Corporation's audited Consolidated Statement of Income or Loss for such Year;

     (f) "Pre-Tax Profits Before Profit Sharing" means an amount which is the total of Pre-Tax Profits and those amounts actually deducted in calculating Pre-Tax Profits pursuant to paragraph Eleventh 5(b) of these Articles;

     (g) "Social Objectives" means objectives that are from time to time, in the sole opinion of Executive Management, of a political, patriotic, philanthropic, charitable, educational, scientific, artistic, social, or other useful nature to the communities in which the Corporation or its Affiliates operate;

     (h) "Year" means the financial or fiscal year of the Corporation from time to time.

     Except as expressly defined in this subparagraph, those words and expressions defined in the GCL shall have the same meanings when used in these Articles.

Board of Directors
-------------------

2. Unless otherwise approved by ordinary resolution by the holders of the Class A Subordinate Voting

     Stock and the holders of the Class B Stock, each voting separately as a class:

     (a) a majority of the directors of the Corporation shall be individuals who are not officers or employees of the Corporation or persons related to such officers or employees; and

     (b) at least two of the directors of the Corporation shall be individuals who are not officers or employees of the Corporation or any of its Affiliates, including Magna, or directors of any of the Corporation's Affiliates, including Magna, or persons related to any such officers, employees or directors.

Capital Stock
-------------

3.   No resolution of the Corporation purporting to:

     (a) increase the maximum number of authorized shares of any class of stock of the Corporation; or

     (b) create a new class or series of stock having voting rights of whatever kind (other than on default of payment of dividends) or having rights to participate in the profits of the Corporation in whatever manner (other than a class or series of stock convertible into existing classes of stock or a class or series of stock having a fixed dividend or a dividend determined without regard to profits), shall be effective unless, in addition to any other approval required by the GCL, such resolution is approved by ordinary resolution of the holders of each of the Class A Subordinate Voting Stock and Class B Stock voting separately as a class.

Dividend Policy
---------------

4. Unless otherwise approved by ordinary resolution of the holders of each of the Class A Subordinate Voting Stock and Class B Stock voting separately as a class, the holders of the Class A Subordinate Voting Stock and Class B Stock shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the Corporation's board of directors out of the moneys of the Corporation properly applicable to the payment of dividends, non-cumulative dividends in respect of each Year referred to below so that the aggregate of the dividends paid or payable in respect of such Year by the Corporation:

     (a) beginning in respect of the Year commencing January 1, 2004, is equal to at least ten per cent (10%) of its After-Tax Profits for the Year;

     and, in respect of all Years commencing after January 1, 2006, shall be equal to the greater of:

     (b)  the amount specified in the preceding subparagraph (a); and

     (c) an amount which, when added to the aggregate of such dividends paid in respect of the two immediately preceding Years, equals twenty per cent (20%) of the aggregate of its After-Tax Profits for the Year and the two (2) immediately preceding Years.

     For the purposes of this paragraph 4, a dividend shall be deemed to be paid in respect of the fiscal quarter immediately preceding the fiscal quarter in which such dividend is declared; provided that the Board may specify that any dividend be deemed to be paid in respect of that fiscal quarter in which it is declared or in respect of a future quarter.

Distribution Policy
-------------------

5. Beginning in respect of the Year commencing January 1, 2004, unless otherwise approved by ordinary resolution of the holders of each of the Class A Subordinate Voting Stock and Class B Stock voting separately as a class, the Corporation shall be required to make distributions in accordance with the following provisions:

     (a) A maximum of two per cent (2%) of Pre-Tax Profits of the Corporation for any Year shall be allocated by the Corporation to the promotion of Social Objectives, during the Year or the Year immediately following such Year; and

     (b) The aggregate incentive bonuses paid or payable to Corporate Management in respect of each Year of the Corporation shall not exceed an amount equal to six per cent (6%) of the Pre-Tax Profits Before Profit Sharing (if any) of the Corporation for such Year; provided, however, that Executive Management (with the approval of the Board or a duly appointed Committee of the Board) shall have the right to allocate the amount to be paid to individuals within Corporate Management as well as to determine the timing and manner (whether by shares or cash or otherwise) of payment.

Amendment of Corporate Constitution
-----------------------------------

6. No resolution purporting to amend the Articles to delete, add to or amend the provisions of this Corporate Constitution shall be effective unless such resolution is approved by ordinary resolution of the holders of the Class A Subordinate Voting Stock and the holders of the Class B Stock, each voting separately as a class.

Approvals
---------

7. Any approval by the holders of the Class A Subordinate Voting Stock voting separately as a class as required by this Corporate Constitution shall mean the approval given by a majority of the votes cast at a meeting of such holders other than the votes attaching to the Class A Subordinate Voting Stock beneficially owned, directly or indirectly, by Magna or any of its affiliates or by any person who, by agreement, is acting jointly with Magna or any such affiliate, or over which Magna, any of its affiliates or any such person exercises direct or indirect control or direction. Any such approval given as aforesaid shall be in addition to any other consent or approval required by the GCL.

THE UNDERSIGNED, being the Executive Vice-President and Secretary, does make this Restated Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 1st day of March, 2000.





                                        /s/ J. Brian Colburn
                                        ----------------------------------------
                                        J. Brian Colburn
                                        Executive Vice-President and Secretary